SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN VANGUARD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1250

Newport Beach, California 92660

May 16, 2005

Dear Stockholder:

It is our pleasure to invite you to American Vanguard Corporation’s Annual Meeting of Stockholders in Newport Beach, California on June 9, 2005. In the following pages you will find information about the meeting plus a Proxy Statement.

If you cannot be with us in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the postage-paid envelope.

We are grateful for your continuing interest in American Vanguard. In person or by proxy, your vote is important. Thank you.

Sincerely,

AMERICAN VANGUARD CORPORATION

Eric G. Wintemute President and Chief Executive Officer

AMERICAN VANGUARD CORPORATION

4695 MacArthur Blvd., Suite 1250

Newport Beach, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2005

To the Stockholders of American Vanguard Corporation:

The Annual Meeting of the Stockholders (the “Annual Meeting”) of American Vanguard Corporation, a Delaware corporation, will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on Thursday, June 9, 2005. The meeting will begin promptly at 11:00 a.m. local time. Matters to be voted on at the meeting are:

1.	Elect seven directors until their successors are elected and qualified;

2.	Ratify the appointment of BDO Seidman, LLP as independent accountants for the year ending December 31, 2005;

3.	Act upon a proposal to approve the Amended and Restated 1994 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on May 6, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A copy of the Company’s Annual Report, including financial statements for the year ended December 31, 2004, is enclosed with this Notice.

It is important that your shares be represented whether or not you plan to attend the Annual Meeting. Please sign, date, and return the enclosed proxy in the enclosed postage-paid return envelope. All shares represented by the enclosed proxy, if the proxy is properly executed and returned, will be voted as you direct. If you attend the meeting, you may withdraw your proxy at that time and vote your shares in person.

By Order of the Board of Directors

James A. Barry

Senior Vice President, Chief Financial Officer,

Treasurer and Secretary

Newport Beach, California

May 16, 2005

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court

Newport Beach, CA 92660

PROXY STATEMENT

Annual Meeting of Stockholders to be held June 9, 2005

Proxy Solicitation by the Board of Directors

GENERAL

This statement is furnished in connection with the Annual Meeting of Stockholders of American Vanguard Corporation (the “Company”) to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, at 11:00 a.m. local time on June 9, 2005. Stockholders of record at the close of business on May 6, 2005 will be entitled to vote at the meeting.

Proxies are being solicited by the Board of Directors of the Company (the “Board”). The Company will bear all costs of the solicitation. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and other employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone, telecommunication, or other similar means to obtain proxies. If the enclosed proxy is executed and returned, the shares represented by the proxy will be voted as specified therein. If a proxy is signed and returned without specifying choices, the shares will be voted “FOR” the election of each nominee for director as set forth in this Proxy Statement, “FOR” the proposal to ratify the appointment of BDO Seidman, LLP as independent accountants for 2005, “FOR” the proposal to approve the Amended and Restated 1994 Stock Incentive Plan and in the Board’s discretion as to other matters that may properly come before the Annual Meeting.

Any stockholder has the power to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing with the Company’s Secretary written revocation of his or her proxy, (ii) giving a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Attendance by a stockholder at the Annual Meeting will not in itself revoke his or her proxy. This Proxy Statement is being mailed to stockholders on or about May 18, 2005.

SECURITIES ENTITLED TO VOTE

The Board has fixed the close of business on May 6, 2005, as the record date for the purpose of determining the stockholders entitled to notice of and to vote at the Annual Meeting. The Company has only two authorized classes of shares, Preferred Stock and Common Stock, each with a par value of $0.10 per share. There are 400,000 shares of Preferred Stock authorized, none of which have been issued. There are 40,000,000 shares of Common Stock authorized, of which 18,240,672 are outstanding as of May 6, 2005. Each stockholder will be entitled to one vote, in person or by proxy, for each share standing in his or her name on the Company’s books as of the record date.

QUORUM

In order for business to be conducted, a quorum must be represented at the Annual Meeting. A quorum is a majority of the shares entitled to vote at the Annual Meeting. Shares represented by proxies in which authority to vote for any matter is considered “withheld”, proxies which are marked “abstain” or proxies as to which there is a “broker non-vote” will be counted as shares present for purposes of determining the presence of a quorum. Broker non-votes occur when nominees (such as brokers holding shares on behalf of beneficial owners) do not receive voting instructions from the beneficial owners and do not have discretionary authority to vote.

VOTE REQUIRED

The seven directors to be elected by the holders of Common Stock shall be the seven candidates receiving the highest number of votes cast by holders of Common Stock. Cumulative voting is not permitted. Only votes cast for a nominee will be counted. Abstentions or directions to withhold votes will result in those nominees receiving fewer votes, but will not count as a vote against the nominees.

The proposal to approve the Amended and Restated 1994 Stock Incentive Plan requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote; provided that the number of votes cast for such proposal represents at least a majority of the shares entitled to vote on such proposal. Abstentions will be treated as shares present and entitled to vote and therefore have the same effect of votes against such proposal. Nominees holding shares in “street name” do not have discretionary voting authority with respect to such proposal and may not vote shares unless the nominees receive voting instructions from the beneficial owners. As a result, broker non-votes will not count for voting purposes and will not have the effect of votes against such proposal.

The proposal to ratify the appointment of BDO Seidman, LLP as independent accountants and all other proposals duly presented for consideration at the Annual Meeting require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote. Abstentions and broker non-votes will be treated as shares present and entitled to vote and therefore have the effect of votes against such proposal.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors of the Company is elected annually. The Certificate of Incorporation and Bylaws, as each have been previously amended and restated, of the Company currently provide that the number of directors of the Board shall not be more than nine nor less than three. The Board has determined by resolution that it shall consist of seven members. Seven directors are to be elected at the Annual Meeting and will hold office from the time of the election until the next Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

The following sets forth the names and certain information with respect to the persons nominated for election as directors, all of whom have had the same principal occupation for more than the past five years, except as otherwise noted. All such nominees have consented to serve, and all nominees are now directors, and were elected by the stockholders at the 2004 Annual Meeting of Stockholders.

NOMINEES FOR ELECTION AS DIRECTORS

Herbert A. Kraft has served as Co-Chairman of the Board since July 1994. Mr. Kraft served as Chairman of the Board and Chief Executive Officer from 1969 to July 1994. Age 81.

Glenn A. Wintemute has served as Co-Chairman of the Board since July 1994. Mr. Wintemute served as President of the Company and all operating subsidiaries from 1984 to July 1994 and was elected a director in 1971. He served as President of Amvac Chemical Corporation (“AMVAC”) from 1963 to July 1994. He is also the father of Eric G. Wintemute, the Company’s President and Chief Executive Officer. Age 80.

Eric G. Wintemute has served as a director of the Company since 1994. Mr. Wintemute has also served as President and Chief Executive Officer since July 1994. He was appointed Executive Vice President and Chief Operating Officer of the Company in January 1994. He is also the son of Glenn A. Wintemute, the Company’s Co-Chairman. Age 49.

Jay R. Harris has served as a director of the Company since 2000. Mr. Harris is President and Founder of Goldsmith & Harris, a broker dealer providing investment research to institutional and professional investors. He has held this position since 1982, the year Goldsmith & Harris (or its predecessors) was founded. Age 70.

John B. Miles has served as a director of the Company since 1999. Mr. Miles is a Partner with the law firm McDermott Will & Emery LLP and has held the position of partner since 1987. (McDermott Will & Emery provides legal services to the Company.) Prior to 1987, Mr. Miles was a partner with Kadison Pfaelzer Woodward Quinn & Rossi. Mr. Miles has previously served on boards of directors for public and private corporations. Age 61.

Carl R. Soderlind has served as a director of the Company since 2000. Mr. Soderlind served as Chairman and Chief Executive Officer of Golden Bear Oil Specialties, a producer of niche specialty oil and chemical products used in a variety of industrial applications from 1997 through 2001. From 1961 to 1996 he served in various capacities of Witco Corporation, with the most recent position being Senior Executive Vice President and member of the Management Committee. Age 71.

Irving J. Thau has served as a director of the Company since 2003. From 1962 to 1995, he held various positions with Ernst & Young LLP, where his primary responsibilities were directing and providing accounting, auditing, and business advisory services to publicly held and privately owned organizations. He was admitted to partnership in 1974, and most recently served as Ernst & Young’s West Region Director of Financial Advisory Services. In 1995, Mr. Thau founded Thau and Associates, Inc., a financial consulting company of which he currently serves as President. Mr. Thau is also a director and Chairman of the Audit Committee of American Home Mortgage Investment Corp. Age 65.

REQUIRED VOTE AND RECOMMENDATION

The seven directors to be elected by the holders of Common Stock shall be the seven candidates receiving the highest number of votes cast by holders of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IDENTIFIED ABOVE.

CORPORATE GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of the Company’s core values, supporting the Company’s sustainable growth mission. The Company is committed to having sound corporate governance principles and practices. Please visit the Company’s website at www.american-vanguard.com for the Company’s current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, the Code of Ethics and Conduct and the Employee Complaint Procedures for Accounting and Auditing Matters, which are all available in print to any stockholder upon request.

THE INDEPENDENCE OF DIRECTORS

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith and in the best interests of the Company and its stockholders as a whole, notwithstanding any member’s other activities or affiliations.

The Board currently consists of seven members. The Board has determined that Messrs. Irving J. Thau, Carl R. Soderlind, John B. Miles and Jay R. Harris, who constitute a majority of the Board, are “independent” in accordance with the applicable rules and listing standards currently prescribed by the American Stock Exchange (“AMEX”). The Board’s determination concerning independence was based on information provided by the Company’s directors and discussions among the Company’s directors. The Board will re-examine the independence of each of its members at least once per year and more frequently during the year if there is any change in a member’s material relationship with the company that would interfere with the member’s exercise of independent judgment.

MEETINGS OF THE BOARD

The Board met five times during the year ended December 31, 2004.

COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee is currently composed of Messrs. Irving J. Thau (Chairperson), Jay R. Harris and Carl R. Soderlind, who are all non-employee directors and are financially literate. The Board has determined that all members of the Audit Committee are independent directors under the applicable rules and regulations currently prescribed by the Securities Exchange Commission (“SEC”) and the applicable rules and listing standards currently prescribed by AMEX, and that Irving J. Thau is an “audit committee financial expert” within the meaning of applicable SEC rules and regulations. The Audit Committee held seven meetings during the year ended December 31, 2004.

The responsibilities of the Audit Committee are set forth in the current Audit Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Employs the independent auditors, subject to stockholder ratification, to audit the Company’s consolidated financial statements.

•	Pre-approves all services performed by the independent auditors.

•	Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•	Reviews the scope of the audit activities of the independent auditors and appraises audit efforts.

•	Reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors.

•	Establishes procedures for the receipt, retention and resolution of complaints, if any, regarding accounting, internal controls or auditing matters.

Please also see the Audit Committee Report contained in this Proxy Statement.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Carl R. Soderlind (Chairperson), Jay R. Harris and John B. Miles. The Board has determined that all members of the Compensation Committee are independent directors under the applicable rules and listing standards currently prescribed by AMEX. The Board has also determined that at least two members of the Compensation Committee, who will administer the Company’s compensation plan(s), are “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are “outside directors” under Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee held two meetings during the year ended December 31, 2004.

The responsibilities of the Compensation Committee are set forth in the current Compensation Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Establishes executive compensation policy consistent with corporate objectives and stockholder interest.

•	Oversees process for evaluating CEO performance against Board-approved goals and objectives and recommends to the Board compensation for the CEO.

•	Administers grants under the Company’s compensation plan(s).

Please also see the Compensation Committee Report contained in this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Messrs. John B. Miles (Chairperson), Carl R. Soderlind and Irving J. Thau. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors under the applicable rules and listing standards currently prescribed by AMEX. The Corporate Governance Committee held three meetings during the year ended December 31, 2004.

The responsibilities of the Nominating and Corporate Governance Committee are set forth in the current Nominating and Corporate Governance Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Recommends to the Board nominees for election to the Board of Directors.

•	Reviews principles, policies and procedures affecting directors and the Board’s operation and effectiveness.

•	Oversees evaluation of the Board and its effectiveness.

DIRECTORS’ FEES AND OTHER ARRANGEMENTS

Effective as of January 1, 2004, the Company has the below compensatory arrangements with its non-employee members of its Board:

•	Cash Compensation: Each non-employee director receives a retainer fee of $5,000 per calendar quarter in connection with his or her services as a member of the Board. Each non-employee director who serves on the Compensation Committee or the Nominating and Corporate Governance Committee receives a fee of $1,200 for each committee meeting he or she attends, except that (in lieu of such fee) the chairperson of each such committee receives a fee of $1,700 for each committee meeting he or she attends. Each non-employee director who serves on the Audit Committee receives a fee of $1,500 for each committee meeting he or she attends, except that (in lieu of such fee) the chairperson of the Audit Committee receives a fee of $2,500 for each Audit Committee meeting he or she attends.

•	Stock Options: Each non-employee director of the Company is entitled to receive grants of stock options. Upon a non-employee director’s first election or appointment to the Board, the Company will grant that director an option to purchase 9,075 shares(1) of the Company’s Common Stock. Upon each non-employee director’s re-election to a succeeding term, the Company will grant that director an option to purchase 3,630 shares(1) of Common Stock. The options are subject to the Company’s 1994 Stock Incentive Plan (as amended and restated) and a written stock option agreement with such director. The options are non-qualified stock options and are immediately exercisable upon grant. The exercise price per share shall be 100% of the fair market value of a share of Common Stock as determined in accordance with the Stock Incentive Plan. The options may be exercised in whole or in part from time to time within five years from the date of grant, provided that such option shall terminate and cease to be exercisable upon 12 months following the termination of the director’s service on the Board due to resignation, failure to be re-elected, death or disability, as provided in the Stock Incentive Plan. The options are subject to adjustment for stock splits, stock dividends and the like, as provided in the Stock Incentive Plan.

The Company has entered into written indemnification agreements with each of its directors. The agreement is effective as of the first day of such person’s service as a director. The agreement provides for contractual indemnification obligations by the Company to the extent permitted by applicable law and the advancement of expenses in connection therewith. The agreement also provides that any legal action against a director must be brought within two years from the date of the accrual of such action or such shorter period as provided by law.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2004 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

We have discussed with BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial

(1)	This figure has not been adjusted for the 2 for 1 stock split distributed in April 2005.

statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from BDO Seidman, LLP, a letter providing the disclosures required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees) with respect to any relationships between BDO Seidman, LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. BDO Seidman, LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2004 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In addition, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company’s Code of Conduct and Ethics. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

AUDIT COMMITTEE

Irving J. Thau, Chair

Jay R. Harris

Carl R. Soderlind

March 3, 2005

BENEFICIAL OWNERSHIP

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock as of May 6, 2005, by persons who are directors and nominees for directors, beneficial owners of 5% or more of the outstanding Common Stock, the executive officers of the Company named in the Summary Compensation Table and by all directors and officers as a group is set forth below. Unless otherwise indicated the Company believes that each of the persons set forth below has the sole power to vote and to dispose of the shares listed opposite his name.

Office (if any)	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership(*)		Percent of Class
Co-Chairman	Herbert A. Kraft 4695 MacArthur Court Newport Beach, CA 92660	2,832,296	(1)	15.5%

Co-Chairman	Glenn A. Wintemute 4695 MacArthur Court Newport Beach, CA 92660	2,185,216	(2)	12.0%

	St. Denis J. Villere & Company 210 Baronne Street New Orleans, LA 70112 (**)	1,631,656		9.0%

	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 (**)	1,584,250		9.1%

Director, President & CEO	Eric G. Wintemute 4695 MacArthur Court Newport Beach, CA 92660	1,010,660	(3)	5.5%

Director	Jay R. Harris 4695 MacArthur Court Newport Beach, CA 92660	885,534	(4)	4.9%

	Goldsmith & Harris et. al. 80 Pine Street New York, NY 10005	677,364	(5)	3.7%

President (GEMCHEM)	Bob Gilbane 4695 MacArthur Court Newport Beach, CA 92660	387,858	(6)	2.1%

Senior Vice President (AMVAC)	Glen D. Johnson 4695 MacArthur Court Newport Beach, CA 92660	108,704	(7)	—	(14)

Senior Vice President (AMVAC)	Christopher K. Hildreth 4695 MacArthur Court Newport Beach, CA 92660	91,284	(8)	—	(14)

Sr.V.P.,CFO & Secretary/Treasurer	James A. Barry 4695 MacArthur Court Newport Beach, CA 92660	73,132	(9)	—	(14)

Director	Carl R. Soderlind 4695 MacArthur Court Newport Beach, CA 92660	69,448	(10)	—	(14)

Office (if any)	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership(*)		Percent of Class
Director	John B. Miles 4695 MacArthur Court Newport Beach, CA 92660	62,760	(11)	—	(14)

Director	Irving J. Thau 4695 MacArthur Court Newport Beach, CA 92660	25,410	(12)	—	(14)

V.P. & CAO	Mark H. Blincoe 4695 MacArthur Court Newport Beach, CA 92660	5,000	(13)	—	(14)

Directors and Officers as a Group (15)		7,876,544		41.8%

(*)	Beneficial ownership figures are adjusted for stock splits and stock dividends distributed to date, including the 2 for 1 stock split distributed April 15, 2005.
(**)	Based on information reported to the SEC by or on behalf of such beneficial owner.
(1)	Mr. Kraft owns all of his shares with his spouse in a family trust where he and his spouse are co-trustees, except as to 10,376 shares held in an Individual Retirement Account. This figure includes 21,780 shares of Common Stock Mr. Kraft is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(2)	Mr. Wintemute owns all of his shares with his spouse in a family trust where he and his spouse are co-trustees. This figure includes 21,780 shares of Common Stock Mr. Glenn Wintemute is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(3)	This figure includes 202,500 shares of Common Stock Mr. Eric Wintemute is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement. Mr. Wintemute shares voting and investment power with his spouse with respect to certain shares, including 104,520 shares of Common Stock owned by Mr. Wintemute’s minor children for whom Mr. Wintemute and his spouse are trustees or custodians and for which he disclaims beneficial ownership.
(4)	This figure includes 14,520 shares of Common Stock Mr. Harris is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(5)	This figure does not include shares beneficially owned by Jay Harris.
(6)	This figure includes 42,000 shares of Common Stock Mr. Gilbane is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(7)	This figure represents 9,000 shares of Common Stock Mr. Johnson is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(8)	This figure represents 90,000 shares of Common Stock Mr. Hildreth is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(9)	This figure includes 69,000 shares of Common Stock Mr. Barry is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(10)	This figure represents 7,260 shares of Common Stock Mr. Soderlind is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement. Certain shares are held in a family trust where Mr. Soderlind and his spouse are co-trustees.
(11)	This figure includes 27,780 shares of Common Stock Mr. Miles is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement. Certain shares are held in a family trust where Mr. Miles and his spouse are co-trustees and certain shares are held by Mr. Miles or his spouse in individual retirement accounts.
(12)	This figure represents 25,410 shares of Common Stock Mr. Thau is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(13)	This figure represents 5,000 shares of Common Stock Mr. Blincoe is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(14)	Under 1% of class.
(15)	Total of 15.

SECTION 16(A) REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Based solely on the Company’s review of the copies of such forms received by the Company, or representations obtained from certain reporting persons, the Company believes that during the year ended December 31, 2004 all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent beneficial stockholders were complied with.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers of the Company

The following persons are the current Executive Officers of the Company:

Name of Officer	Age	Capacity
Eric G. Wintemute	49	Director, President and Chief Executive Officer
James A. Barry	54	Senior Vice President, Chief Financial Officer & Secretary/Treasurer
Mark H. Blincoe	49	Vice President, Chief Administrative Officer
Glen D. Johnson	50	Senior Vice President of AMVAC Chemical Corporation
Christopher K. Hildreth	53	Senior Vice President of AMVAC Chemical Corporation
Robert F. Gilbane	55	President of GemChem, Inc.

Information concerning Eric G. Wintemute is contained above under the caption “Nominees for Election as Directors.”

James A. Barry has served as Senior Vice President and Secretary since 1998. He has served as Treasurer since 1994 and as Chief Financial Officer of the Company and all operating subsidiaries since 1987. He also served as Vice President from 1990 through 1997 and as Assistant Secretary from 1990 to 1997. From 1990 to 1993, he also served as Assistant Treasurer. Mr. Barry also served as a director of the Company from 1994 through June 2004.

Mark H. Blincoe joined the Company in June 2004 as Vice President and Chief Administrative Officer. From 1980 to 1998, he held various positions at Atlantic Richfield Company, including Controller of Arco Alaska. From 1998 to 2001, Mr. Blincoe served as Vice President of Finance and Control for Prestige Stations, Inc., which operated company-owned gas stations and convenience stores. Most recently, from 2001 to 2003, Mr. Blincoe served as President of PayPoint Electronic Payment Systems, Inc., an information technology-based unit of British Petroleum.

Glen D. Johnson has served as Senior Vice President and Director of Business Development of AMVAC since February 1999. Mr. Johnson was previously the North American Senior Marketing Manager for Contract Sales at Zeneca Ag Products. Prior to joining AMVAC, Mr. Johnson had over 20 years of experience in sales and marketing, acquisition and licensing, market development, and field research and development with three multinational agrochemical companies.

Christopher K. Hildreth has served as Senior Vice President and Director of Sales of AMVAC since February 2003. From 1980 to 1988, Mr. Hildreth held sales management positions at Pfizer Crop Protection.

From 1988 to 1993, when United Agri Product (“UAP”) acquired Pfizer Crop Protection, Mr. Hildreth held sales management positions. From 1993 to 2001, he served as General Manager of UAP Canada. From 2001 to 2002, Mr. Hildreth held various executive positions at UAP, including Executive Vice President—International, President & General Manager—Distribution, and President—Products Company.

Robert F. Gilbane has served as President of GemChem since June 1999. He served as Executive Vice President from January 1994 (when the Company acquired GemChem) to June 1999. He co-founded GemChem in 1991 with Eric G. Wintemute.

The following table sets forth the aggregate cash and other compensation for services rendered for the years ended December 31, 2004, 2003 and 2002 paid or awarded by the Company and its subsidiaries to the its Chief Executive Officer and certain highly compensated executive officers of the Corporation, whose aggregate remuneration exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

Long-Term Compensation
	Annual Compensation (1)					Awards		Payouts
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus (2)($)	Other Annual Compen- sation ($)		Re- stricted Stock Award(s) ($)	Securities Underlying Options/ SARs (3)(#)	LTIP Payouts ($)	All Other Compen- sation (4)($)
Eric G. Wintemute President and Chief Executive Officer	2004 2003 2002	652,649 620,293 532,518	— — —	— — —		— — —	— 75,000 —	— — —	6,880 6,140 5,380

James A. Barry Sr. V.P., CFO & Secretary/ Treasurer	2004 2003 2002	255,159 226,242 210,542	— — —	— — —		— — —	— 22,000 —	— — —	6,880 5,563 5,380

Mark H. Blincoe V.P., CAO (5)	2004 2003 2002	102,338 — —	— — —	— — —		— — —	12,500 — —	— — —	1,777 — —

Glen D. Johnson Sr. Vice President of AMVAC	2004 2003 2002	319,109 285,966 246,356	— — —	— — —		— — —	— 15,000 —	— — —	4,013 2,515 260

Christopher K. Hildreth Sr. Vice President of AMVAC (6)	2004 2003 2002	289,150 199,778 —	— — —	— 23,100 —	(7)	— — —	— 30,000 —	— — —	6,348 3,434 —

Robert F. Gilbane President of GemChem	2004 2003 2002	255,242 237,242 226,743	— — —	— — —		— — —	— 10,000 —	— — —	8,167 6,140 5,380

(1)	No executive officer enjoys perquisites that exceed the lesser of $50,000 or 10% of the aggregate of such officer’s salary and bonus.
(2)	Included in salary column.
(3)	Represents options to purchase the Company’s Common Stock granted pursuant to the Company’s 1994 Stock Incentive Plan. These numbers represent original figures, which have not been adjusted for stock splits and stock dividends.
(4)	These amounts represent the Company’s contribution to the Company’s Retirement Savings Plan, a qualified plan under Internal Revenue Code Section 401(k).

(5)	Mr. Blincoe joined the Company as Vice President and Chief Administrative Officer in June 2004.
(6)	Mr. Hildreth joined AMVAC as Senior Vice President in February, 2003.
(7)	This figure represents the aggregate one-time relocation expenses reimbursed to Mr. Hildreth pursuant to the terms of his employment agreement with AMVAC.

Employee Contracts, Termination of Employment and Change of Control Arrangements

The Company and Eric G. Wintemute entered into a written employment agreement, dated as of January 15, 2003, pursuant to which Mr. Wintemute serves as the Company’s President and Chief Executive Officer. Mr. Wintemute’s annual base compensation is $435,000, with annual increases based on a percentage increase in the Consumer Price Index. Mr. Wintemute may receive a bonus in an amount as determined by the Board based on his performance against reasonable qualitative and quantitative benchmarks as determined by the Board. The agreement also provides Mr. Wintemute with certain additional benefits which are customary for executives at this level in the industry, including a car allowance of $1,500 per month and reimbursement of up to $25,000 for certain expenses. Mr. Wintemute’s agreement expires on December 31, 2007, provided that his employment may be earlier terminated for cause, disability or death. If the Company terminates Mr. Wintemute’s employment without cause and not due to disability or death, the Company shall pay to Mr. Wintemute an amount equal to his current annual base salary or his base salary due for the remainder of the term of the agreement, whichever is higher. If Mr. Wintemute dies during the term of the agreement, the Company will pay his designated beneficiary any amounts (including salary) and continue any benefits due to Mr. Wintemute under the agreement for 12 months after his death.

The Company and Mark H. Blincoe entered into a written employment agreement, dated as of June 23, 2004, pursuant to which Mr. Blincoe serves as the Company’s Chief Administrative Officer. Mr. Blincoe’s beginning annual base salary is $195,000, with such increases as may be approved by the Board in its sole discretion. Mr. Blincoe may also receive a bonus as may be approved by the Board in its sole discretion. Subject to the terms of the Company’s 1994 Stock Incentive Plan (as amended) and a stock option agreement, the Company granted Mr. Blincoe options to acquire 12,500 shares of the Company’s Common Stock. The agreement also provides Mr. Blincoe with certain additional benefits which are customary for executives at this level in the industry, including a car allowance of $1,150 per month. Mr. Blincoe’s agreement expires on June 23, 2005, provided that his employment may be earlier terminated for cause, disability or death. If the Company terminates Mr. Blincoe’s employment without cause or for any or no reason, the Company shall pay to Mr. Blincoe an amount equal to his current annual base salary.

AMVAC and Christopher K. Hildreth entered into a written employment agreement, dated as of February 3, 2003, pursuant to which Mr. Hildreth serves as a Senior Vice President, Director of Sales for AMVAC. Mr. Hildreth’s beginning annual base salary is $220,000, with such increases as may be approved by the Board in its sole discretion. Mr. Hildreth may also receive a bonus as may be approved by the Board in its sole discretion. Subject to the terms of the Company’s 1994 Stock Incentive Plan (as amended) and a stock option agreement, the Company granted Mr. Hildreth options to acquire 30,000 shares of the Company’s Common Stock. The agreement also provides Mr. Hildreth with certain additional benefits which are customary for executives at this level in the industry, including a car allowance of $1,150 per month. Mr. Hildreth’s agreement expires on February 3, 2006, provided that his employment may be earlier terminated for cause, disability or death. If the Company terminates Mr. Hildreth’s employment without cause or for any or no reason, the Company shall pay to Mr. Hildreth an amount equal to his current annual base salary if such termination occurs during the first year of employment or $50,000 if such termination occurs during the second or the third year of employment. In addition, the Company agreed to reimburse Mr. Hildreth for certain reasonable expenses actually incurred by him in connection with his relocation to Southern California, including (i) brokerage commissions up to 7% related to the sale of his home and (ii) moving costs up to $25,000.

The Company entered into a written change of control severance agreement with each of its named executive officers. If the executive’s employment is terminated under specified conditions, the agreement provides the executive with certain benefits, namely (i) lump-sum payment of two times the executive’s base salary, (ii) medical benefits for a period of two years after termination, (iii) outplacement service, and (iv) accelerated vesting of options or other rights to acquire the Company’s securities. The benefits provided under the agreement are in addition to other benefits that the executive has or may have in the future as provided by the Company. The agreement has a term of five years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board for the year ended December 31, 2004, consisted of Messrs. Carl R. Soderlind, Jay R. Harris and John B. Miles. No director has any direct or indirect material interest in or relationship with the Company other than shareholdings and as related to his position as a director, except as described below under the caption “Certain Relationships and Related Transactions.” During 2004, no officer or other employee of the Company served on the board of directors of any other entity, where any officer or director of such entity also served on the Company’s Board. The executive compensation philosophy of the Company is aimed at (i) attracting and retaining qualified executives; (ii) motivating performance to achieve specific strategic objectives of the Company; and (iii) aligning the interest of senior management with the long-term interest of the Company’s shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John B. Miles, a current member of the Board and the Compensation Committee and the current chairperson of the Nominating and Corporate Governance Committee, is a partner in the law firm of McDermott Will & Emery LLP, which provides legal services to the Company.

OPTION GRANTS IN 2004

Name	Number of Securities Underlying Options/SARs Granted(1)(3)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share) (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (4)
						5% ($)	10% ($)
Mark H. Blincoe	12,500	(2)	80.6	34.50	06/29/11	175,562	409,134

(1)	Original figures; not adjusted for stock dividends and splits.
(2)	Exercisable 20% on June 29, 2004, 2005, 2006, 2007 and 2008.
(3)	Options were granted pursuant to the terms and condition of the American Vanguard Corporation 1994 Stock Incentive Plan (as amended and restated).
(4)	Represents the calculations at assumed 5% and 10% appreciation rates as prescribed by the rules and regulations of the SEC. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and depends upon the future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the term of the options) of the Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The calculations assume annual compounding and continued retention of the options and the underlying Common Stock by the optionee for the full option term.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

The following table shows, with respect to the named executive officers, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2004 (after giving effect for a 2 for 1 stock split distributed in April 2005), with respect to options to purchase Common Stock of American Vanguard

Corporation. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end closing price of the Common Stock. The closing price of the Common Stock on December 31, 2004, the last trading day of American Vanguard’s fiscal year, was $18.39 per share (after giving effect for a 2 for 1 stock split distributed in April 2005).

AGGREGATED OPTION/SAR EXERCISES IN 2004

AND FY-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)	(e)
	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fy-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fy-End ($) Exercisable/ Unexercisable
Eric G. Wintemute	—	—	135,000/202,500	1,821,825/2,732,738
James A. Barry	—	—	69,000/75,000	977,625/ 921,765
Mark H. Blincoe	—	—	5,000/20,000	5,700/22,800
Glen D. Johnson	182,904	3,160,581	9,000/36,000	68,310/273,240
Christopher K. Hildreth	—	—	90,000/45,000	1,228,950/614,475
Robert F. Gilbane	—	—	42,000/48,000	622,980/567,120

EQUITY COMPENSATION PLAN INFORMATION (1)(2)

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,518,496	$5.87	634,802
Equity compensation plans not approved by security holders	—		—

Total	1,518,496		634,802

(1)	All figures have been adjusted for the 2 for 1 stock split distributed on April 15, 2005.
(2)	Does not include the American Vanguard Corporation Employee Stock Purchase Plan (approved by security holders in June 2001). Under this plan an aggregate of 1,200,000 shares of Common Stock may be sold to eligible employees pursuant to the plan. The purchase price shall be equal to 85% of the fair market value of the Company’s Common Stock on the first day of the enrollment period or on the last day of the enrollment period, whichever is lower. As of December 31, 2004, 177,742 shares were purchased under the plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee sets and administers the policies which govern annual and long-term executive compensation. The Committee is responsible for the design and implementation of salary and incentive programs for executive officers and other key officers/employees/personnel which are consistent with American Vanguard’s overall compensation philosophy. Key elements of that philosophy include:

•	Attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

•	Assuring that total compensation levels are competitive with those at peer companies and are commensurate with relative stockholder returns and the Company’s financial performance.

•	Focusing executives on the financial objectives that support total stockholder returns.

•	Emphasizing long-term financial performance and sustained market value creation vs. short-term gains.

Executive officers of the Company are paid salaries in line with their responsibilities. The salaries (short-term cash compensation) are set in an attempt to pay such officers competitively. With respect to long-term incentive compensation, upon the Committee’s recommendation, the Board adopted and the stockholders approved the Company’s 1994 Stock Incentive Plan at the 1995 Annual Meeting, the First Amended and Restated Stock Incentive Plan at the 2000 Annual Meeting, the Second Amended and Restated Stock Incentive Plan at the 2002 Annual Meeting, the Third Amended and Restated Stock Incentive Plan at the 2003 Annual Meeting and the Fourth Amended and Restated Stock Incentive Plan at the 2004 Annual Meeting (collectively, the “Plan”), which is designed to link such officers’ and other key employees’ long-term financial interests to those of the stockholders. The Committee expects to consider future various cash incentive compensation programs specifically tied to Company performance for the employees as a potential method of rewarding the achievement of specific Company performance based goals.

COMPENSATION COMMITTEE

Carl R. Soderlind, Chair

John B. Miles

Jay R. Harris

STOCK PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative, five-year total return for the Company, the S&P 500 Stock Index, and a peer group selected by Value Line (Chemical—Specialty Industry). The graph assumes that the beginning values of the investments in the Company, the S&P 500 Stock Index, and the peer group of companies each was $100. All calculations assume reinvestment of dividends. Returns over the indicated period should not be considered indicative of future returns.

PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of American Vanguard Corporation appointed and the stockholders ratified BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ended December 31, 2004

BDO has served as independent accountants of the Company continuously since 1991. It is believed that its knowledge of the Company’s business gained through this period of service is valuable.

Aggregate fees for professional services rendered to the Company by BDO for the years ended December 31, 2004 and 2003, were (in thousands):

	2004	2003
Audit	$251	$187
Audit related	—	25
Tax	94	81

	$345	$293

Audit fees for 2004 and 2003 were for professional services rendered for the audits of the consolidated financial statements of the Company, timely reviews of quarterly financial statements, consents, income tax provision procedures, and assistance with review of documents filed with the Securities and Exchange Commission.

Audit Related fees for 2003 were primarily for assurance services, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

Tax fees for 2004 and 2003 were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice, including assistance with and representation in tax audits, advice related to acquisitions, and requests for technical advice from tax authorities.

Representatives of BDO are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required to ratify the appointment of BDO Seidman, LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

RESOLVED: That the action of the Audit Committee in employing BDO Seidman, LLP as independent accountants for the year 2005 to perform the functions assigned to them hereby is ratified.

PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED

1994 STOCK INCENTIVE PLAN

BACKGROUND

The Board adopted and the stockholders approved the Company’s 1994 Stock Incentive Plan at the 1995 Annual Meeting, the First Amended and Restated Stock Incentive Plan at the 2000 Annual Meeting, the Second Amended and Restated Stock Incentive Plan at the 2002 Annual Meeting, the Third Amended and Restated Stock Incentive Plan at the 2003 Annual Meeting and the Fourth Amended and Restated Stock Incentive Plan at the 2004 Annual Meeting (collectively, the “Predecessor Plan”). The Board adopted the proposed Amended and Restated 1994 Stock Incentive Plan, as amended through May 12, 2005 (the “Proposed Plan”), on May 12, 2005, subject to approval of the Company’s stockholders at the Annual Meeting. The Proposed Plan is intended to provide individual participants with an opportunity to acquire a proprietary interest in Common Stock of the Company, par value $.10 (“Common Stock”), and give them an additional incentive to use their best efforts for the Company’s long-term success. The Proposed Plan will permit grants of stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units and other stock or cash awards (each, an “Award”).

CHANGES TO THE PLAN

The Board proposes to amend and restate the Predecessor Plan to make the following modifications:

(1) To add SARs, which is a right to receive value with respect to a specific number of shares of Common Stock equal to or otherwise based on the excess of (i) the fair market value of a share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing such Award;

(2) To add restricted stock and restricted stock units, which is a grant of shares of Common Stock subject to such conditions as are expressed in the document(s) evidencing such Award. For purposes of determining the share reserve under the Proposed Plan, each share of Common Stock issued pursuant to an Award of restricted stock or restricted stock units shall count as 1.5 shares of Common Stock;

(3) To add other awards which the committee administering the Proposed Plan may grant payable in cash or in Common Stock as it determines to be the best interest of the Company; and

(4) To make such other technical or ministerial amendments and modifications to the Predecessor Plan to facilitate the administration of the Proposed Plan.

SUMMARY DESCRIPTION OF THE PROPOSED PLAN

The below summary description of the Proposed Plan is qualified in its entirety by reference to the full text of the Proposed Plan, which is attached to this Proxy Statement as Appendix A. To the extent there is any discrepancy between the summary and the Proposed Plan, the text of the Proposed Plan shall control.

Shares Reserved for Issuance.    The aggregate number of shares of Common Stock that may be issued under the Proposed Plan shall not exceed 3,222,000 shares. If there is a stock split, stock dividend or other similar change affecting the Company’s shares, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number of shares and price of all outstanding grants made before such event. The Proposed Plan does not modify the number of shares of Common Stock reserved for issuance under the Predecessor Plan. As of May 6, 2005, the number of shares remaining available for future issuance under the Predecessor Plan is 634,802 shares of Common Stock (as adjusted for stock splits and stock dividends distributed to date). If the Proposed Plan is approved by the stockholders, such shares remaining available for future issuances under the Predecessor Plan shall be treated as shares remaining available for future issuances under the Proposed Plan. As of May 6, 2005, the 634,802 shares of Common Stock available under the Proposed Plan represents approximately 3.5% of the currently outstanding shares of Common Stock.

Plan Administration.    The Proposed Plan is administered by a committee designated by the Board of Directors (the “Committee”) consisting of not less than two members of the Board of Directors, each of whom shall be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act or any successor rule and, to the extent and when required, shall be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Committee shall have the authority to construe and interpret the Proposed Plan and any Awards, to establish and amend rules for administration of the Proposed Plan, to set forth the terms and conditions of any Award and to make all other determinations which it deems necessary or advisable for the administration of the Proposed Plan.

Participants.    Those eligible for Awards under the Proposed Plan are referred to as “Participants,” which include all employees, officers and consultants of the Company and its subsidiaries, as well as all non-employee directors of the Company. As of May 6, 2005, there were approximately individuals eligible to participate in the Proposed Plan.

Awards Under the Proposed Plan

Stock Option Grants.    The Committee is authorized under the Proposed Plan to grant stock options to Participants, which may be either incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). ISOs and NSOs are collectively referred to as “Stock Options.” The term of any Stock Option shall be fixed by the Committee, but shall not exceed ten years. The option price shall not be less than the fair market value (generally the closing price of the Common Stock as reported on AMEX) on the date of the grant. Payment for shares purchased upon exercise of any Stock Option must be made in full at the time of purchase. Payment may be made in cash, by the transfer to the Company of shares owned by the Participant for at least six months having a fair market value at the time of exercise equal to the option price (or certification of such ownership) or in such other manner as may be authorized by the Committee.

Stock Appreciation Rights.    The Committee may grant SARs either singly or in combination with an underlying stock option granted under the Proposed Plan. SARs entitle the grantee to receive upon exercise of the SARs the appreciation in the market price of a stated number of shares of common stock during a stated term. SARs entitle the grantee to receive the same economic value upon exercise that would have been derived from exercise of a stock option relating to the same number of shares. The term of SARs shall be fixed by the Committee but cannot exceed the option term, if issued in connection with an option, or ten years. Payment may be made in cash or in shares, at the discretion of the Committee, except in the case of a substitute SAR, in which case payment may be made only in stock.

Restricted Stock and Restricted Stock Units.    Restricted Stock consists of shares of Common Stock which are transferred or sold by the Company to a Participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. Restricted Stock Units are the right to receive shares of Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee which include substantial risk of forfeiture and restrictions on their sale or other transfer by the Participant. The Committee determines the eligible Participants to whom, and the time or times at which, grants of Restricted Stock or Restricted Stock Units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company, the passage of time or other restrictions or conditions.

Other Stock or Cash Awards.    The Committee may grant in its discretion other incentives payable in cash or Common Stock, subject to such terms and conditions specified by the Committee.

Other Information Concerning Awards.    Awards may be granted singly, in combination, or in tandem, as determined by the Committee. No Participant may receive as an Award in the form of Stock Options, SARs, Restricted Stock and Restricted Stock Units or any combination thereof with respect to more than 500,000 shares of Common Stock in any calendar year. For purposes of determining the share reserve and the limit on Awards to a Participant, each share of Common Stock issued pursuant to an Award of Restricted Stock or Restricted Stock Units shall count as 1.5 shares of Common Stock. At all times the Company will reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of all outstanding Awards made under the Proposed Plan and other outstanding but unvested Awards made under the Proposed Plan that are to be settled in Common Stock

Amendment.    The Board or the Committee has the right and power to amend the Proposed Plan; provided, however, that neither the Board nor the Committee may amend the Proposed Plan in a manner which would impair or adversely affect the rights of the holder of an Award without the holder’s consent. No material amendment of the Proposed Plan may be made without stockholder approval consistent with AMEX listing requirements.

Committee’s Right to Modify Benefits.    Any Award granted may be converted, modified, forfeited, or canceled, in whole or in part, by the Committee if and to the extent permitted in the Proposed Plan, or applicable agreement entered into in connection with an Award grant or with the consent of the Participant to whom such Award was granted. The Committee, however, does not have the ability to reprice a previously granted Award or cancel a previously granted Award and issue a new substituted Award without stockholder approval. In no event, however, may the Committee cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the Participant at a lower option price or reduce the option price of an outstanding Stock Option.

Nontransferability.    Awards are not assignable or transferable except for limited circumstances upon a grantee’s death, or on such terms and conditions as may be established by the Committee.

Change in Control.    The Committee may provide for full or partial vesting and payment of a Participant’s Award in the event of a “Change of Control” in its sole discretion. “Change of Control” for purposes of accelerated vesting and payment of Awards under the Proposed Plan is defined in Section 11 of the Proposed Plan that is attached hereto as Appendix A.

Termination.    The Proposed Plan may be terminated at any time by the Board or the Committee. Termination will not in any manner reduce the amount of, or change the terms and conditions of, any Award outstanding at the time of termination.

Relationship to the Predecessor Plan.    Subject to stockholder approval, the Proposed Plan will serve as the successor to the Predecessor Plan and all awards granted under the Predecessor Plan shall be treated as Awards granted under the Proposed Plan. As of May 6, 2005, the number of shares to be issued upon exercise of outstanding options under the Predecessor Plan is 1,518,496 shares of Common Stock (as adjusted for stock splits and stock dividends distributed to date). The following table sets forth the number of shares of Common Stock underlying stock options (which were the only awards available under the Predecessor Plan) granted under the Predecessor Plan, as to the Company’s Chief Executive Officer, the Company’s certain other most highly compensated executive officers, and the groups indicated, which shall be treated as Awards under the Proposed Plan subject to stockholder approval of the Proposed Plan at the Annual Meeting. The table also shows values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end closing price of the Common Stock. The closing price of the Common Stock on December 31, 2004, as reported on the AMEX, was $18.39 per share (after giving effect for the 2 for 1 stock split distributed in April 2005).

Name and Position	Number of Shares	Value ($)
Eric G. Wintemute, Director, President and Chief Executive Officer	337,500	4,554,563
James A. Barry, Senior Vice President, Chief Financial Officer & Secretary/Treasurer	144,000	1,899,390
Mark H. Blincoe, Vice President, Chief Administrative Officer	25,000	28,500
Glen D. Johnson, Senior Vice President of AMVAC Chemical Corporation	45,000	341,550
Christopher K. Hildreth, Senior Vice President of AMVAC Chemical Corporation	135,000	1,843,425
Robert F. Gilbane, President of GemChem, Inc.	90,000	1,190,100
Executive Officers as a Group	776,500	9,857,528
Directors (who are not executive officers) as a group	118,530	919,011
Employees (who are not executive officers) as a group	623,466	8,232,380

U.S. Federal Income Tax Consequences

Under current law, the following are U.S. federal income tax consequences generally arising with respect to Awards under the Proposed Plan:

ISOs.    A Participant who is granted ISOs does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the Participant makes no disposition of the shares acquired pursuant to an ISO before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the Participant does not satisfy the hold period requirement, the Company will be entitled to a tax deduction.

NSOs.    A Participant who is granted NSOs will not have taxable income at the time of grant but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

SARs.    The grant of an SAR will produce no tax consequences for the Participant or the Company. The exercise of an SAR results in taxable income to the Participant equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise and a corresponding tax deduction to the Company.

Restricted Stock and Restricted Stock Units.    A Participant who has been granted an Award of Restricted Stock or Restricted Stock Units will generally not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant. When the restrictions lapse on Restricted Stock, the Participant will recognize taxable income in an amount equal to the fair market value of the shares at such time. A Participant will realize taxable income upon delivery of shares pursuant to a Restricted Stock Unit. In general, the Company will be entitled to a corresponding tax deduction except to the extent that the value of Restricted Stock or Restricted Stock Units that become taxable to named executive officers (as defined by the Securities and Exchange Commission) when added to other compensation not exempt from Section 162(m), exceeds $1 million.

Other Information

If approved by the Company’s stockholders at the Annual Meeting, the Proposed Plan will be effective on June 9, 2005 and will continue until May 12, 2015. Participants who will participate in the Proposed Plan in the future and the amounts of their allotments are to be determined by the Committee subject to any restrictions outlined above. Since no such determinations have been made, it is not possible to state the terms of any individual options which may be issued under the Proposed Plan or the names or positions of, or respective amounts of the allotment to, any individual who may participate. A new benefits table is not provided because no grants have been made under the Proposed Plan and all Awards are discretionary.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required for approval of the Amended and Restated 1994 Stock Incentive Plan; provided that the number of votes cast for this proposal represents at least a majority of the shares entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

COMMUNICATIONS

Communications to the Board

All communications to the Board or any individual director must be in written and addressed to them c/o American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Boulevard, Suite 1250, Newport Beach, California 92660.

Proposals for Submission at Next Annual Meeting

Any stockholder who intends to present a proposal at the Company’s 2006 Annual Meeting of Stockholders must send the proposal to: American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Boulevard, Suite 1250, Newport Beach, California 92660.

If the stockholder intends to present the proposal at the Company’s 2006 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than January 18, 2006 and must comply with the requirements of the Exchange Act.

If the stockholder intends to present a proposal at the 2006 Annual Meeting of Stockholders, without inclusion of such proposal in the Company’s proxy materials, the proposal must be received by the Company no earlier than December 31, 2005 and no later than January 18, 2006, and must (i) present a proper matter for stockholder action under the Delaware General Corporation Law, (ii) comply with the requirements of the Company’s Certificate of Incorporation and Bylaws, each as amended and restated, and (iii) comply with the requirements of the Exchange Act. .

Stockholder Nomination of Directors

The Nominating and Corporate Governance Committee of the Board will consider nominees to the Board recommended by stockholders who comply the following procedures. In order for a stockholder to nominate a candidate for director at the 2006 Annual Meeting of Stockholders, timely notice of the nomination must be given in writing as follows: American Vanguard Corporation, Attn: Chairperson of the Nominating and Corporate Governance Committee, 4695 MacArthur Boulevard, Suite 1250, Newport Beach, California 92660. To be timely, such notice must be received by the Company no later than March 13, 2006. Notice of nomination must include: (i) the stockholder’s name, address and number of shares of the corporation owned by such stockholder; (ii) the name, age, business address, residence address and principal occupation of the nominee; (iii) the number of shares of the Company beneficially owned by the nominee; (iv) information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws; (v) information as to whether the nominee can understand basic financial statements; and (vi) information as to the nominee’s other board memberships (if any). The stockholder must also submit with such notice the nominee’s written consent to be elected and to serve on the Board. The Nominating and Corporate Governance Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

ANNUAL REPORT ON FORM 10-K

Upon request, the Company will provide without charge to any beneficial owner of its Common Stock, a copy of its Annual Report on Form 10-K, excluding exhibits but including financial schedules (if applicable), filed with the SEC with respect to the year ended December 31, 2004. Requests are to be made to the attention of the Chief Financial Officer, American Vanguard Corporation, 2110 Davie Avenue, Commerce, California 90040.

OTHER MATTERS

The Company’s Annual Report for the year ended December 31, 2004, accompanies this Proxy Statement but shall not be deemed incorporated herein. The Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein. If any other matter properly comes before the Annual Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

James A. Barry

Senior Vice President, Chief Financial Officer

Treasurer and Secretary

Dated:    May 16, 2005

APPENDIX A

AMERICAN VANGUARD CORPORATION

AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

(Amended and Restated through May 12, 2005)

1.	Purposes.

The purposes of the American Vanguard Corporation Amended and Restated 1994 Stock Incentive Plan (the “Plan”) are (i) to enable American Vanguard Corporation (the “Company”), a Delaware corporation, and its subsidiaries to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company’s long range success, and (ii) to provide incentives which are linked directly to increases in the Company’s Common Stock, par value $.10 per share (the “Common Stock”), which will inure to the benefit of all stockholders of the Company.

2.	Administration.

(a) The Plan will be administered by a committee of the Company’s Board of Directors (the “Committee”) consisting of two or more directors as the Company’s Board of Directors (the “Board”) may designate from time to time, each of whom shall satisfy such requirements that:

(i)    the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii)    the principal securities exchange on which the shares of the Common Stock are then traded (the “Exchange”) may establish pursuant to its rule-making authority for directors serving in such capacity; and

(iii)    the Internal Revenue Service may establish for “outside directors” acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) The Committee shall have the authority to construe and interpret the Plan and any Awards (as defined in Section 5 below) granted under the Plan, to establish and amend rules for Plan administration, to set forth the terms and conditions of any Award and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan and the charter of the Committee. The Committee may authorize one or more officers of the Company to select persons to participate in the Plan and to determine the number and type of Awards and other rights to be granted to such persons, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”), as reasonably determined by the Committee, and any reference in the Plan to the Committee shall include such authorized officer or officers.

3.	Participation.

Participants may consist of all employees, officers and consultants of the Company and its subsidiaries and all non-employee directors of the Company. Any corporation or other entity in which the Company has a direct or indirect equity interest shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee (or its designee) to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective Awards.

4.	Shares Reserved for Awards.

(a) Subject to adjustment as provided in Section 12 below, there is hereby reserved for grant and issuance under the Plan an aggregate of 3,222,000 shares of Common Stock for the purpose of making Awards under Section 5 of the Plan. Shares subject to the Plan may either be authorized and unissued shares or shares reacquired by the Company. Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. No participant may receive an Award in the form of Stock Options (as defined in Section 6 below), SARs (as defined in Section 7 below), Restricted Stock (as defined in Section 8 below), Restricted Stock Units (as defined in Section 8 below) or any combination thereof under the Plan with respect to more than 500,000 shares of Common Stock in any calendar year. For purposes of determining the share reserve under this Section 4, each share of Common Stock issued pursuant to an Award of Restricted Stock or Restricted Stock Units shall count as 1.5 shares of Common Stock. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 12 below. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options (as defined under Section 422(b) of the Code). At all times the Company will reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Common Stock.

(b) In connection with the acquisition of any business by the Company or any of its subsidiaries, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Board determines. The date of any such Award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company and its subsidiaries for purposes of such Award. Any shares of Common Stock underlying any Award pursuant to any such acquisition shall be disregarded for purposes of applying the share reserve and shall not reduce the number of shares of Common Stock otherwise available under Section 4 above.

5.	Awards.

The Committee is authorized to enter into the following arrangements under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, SARs, Restricted Stock and Restricted Stock Units, and Other Stock or Cash Awards (as defined in Section 9 below) (each, an “Award”).

6.	Stock Options.

(a) A “Stock Option” is a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award. Stock Options may be granted to participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each Stock Option. The Committee may grant Stock Options as Incentive Stock Options or Stock Options that are not intended to qualify as Incentive Stock Options, as the Committee, in its sole discretion, shall determine. The option price for a Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant. Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date of its grant. The option price, upon exercise of any Stock Option, shall be payable to the Company in full by (i) cash payment or its equivalent, (ii) tendering previously acquired shares purchased on the open market or held for at least six months having a Fair Market Value at the time of exercise equal to the option price, or certification of ownership of such previously-acquired shares and (iii) such other methods of payment as the Committee, at its discretion, deems appropriate. In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the participant at a lower exercise price or reduce the option price of an outstanding Stock Option.

(b) Stock Options intended to qualify as Incentive Stock Options may only be granted to employees of the Company, a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code), as determined by the Committee. No Incentive Stock Option shall be transferable by a participant otherwise than by will or the laws of descent and distribution, and is exercisable, during the participant’s lifetime, only by the participant. No Incentive Stock Option shall be granted to any person if immediately after the grant of such Award, such person would own stock of the Company, including Common Stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Company, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, unless the exercise price of any such Stock Option is 110% of the Common Stock’s Fair Market Value on the grant date and the exercise period for any such Stock Option is not more than five (5) years. If and to the extent that any shares of Common Stock are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such shares shall not be treated as issued under an Incentive Stock Option in accordance with applicable Treasury regulations notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a participant may cause a Stock Option to cease to qualify as an Incentive Stock Option pursuant to the Code and by accepting a Stock Option the participant agrees in advance to such disqualifying action.

7.	Stock Appreciation Rights.

A “Stock Appreciation Right” or “SAR” is a right to receive value with respect to a specific number of shares of Common Stock equal to or otherwise based on the excess of (i) the Fair Market Value of a share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award. SARs may be granted to a participant at any time as determined by the Committee. A SAR may be granted in tandem with a Stock Option granted under the Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs that can be settled only in stock for outstanding Stock Options. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of a share of Common Stock on the date of its grant. A SAR may be exercised upon such terms and conditions as the Committee in its sole discretion determines; provided, however, that the period during which a SAR may be exercised shall not exceed the option term in the case of a tandem or substitute SAR or ten (10) years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR, in which case payment may be made only in stock.

8.	Restricted Stock and Restricted Stock Units.

“Restricted Stock” is a grant of shares of Common Stock subject to such conditions as are expressed in the document(s) evidencing the Award. A “Restricted Stock Unit” is a right to receive, in Common Stock, the Fair Market Value of one share of Common Stock, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, one or more of the following: (i) a prohibition against sale, assignment, transfer, pledge, hypothecation and other encumbrance for a specified period; and (ii) a requirement that the holder forfeit (or in the case of shares or units sold to the participant, resell to the Company at cost) such unvested shares or units in the event of termination of employment during the period of restriction. All restrictions shall expire at such times as the Committee shall specify.

9.	Other Stock or Cash Awards.

In addition to the incentives described in Sections 6 through 8 above, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate (“Other Stock or Cash Awards”).

10.	Covered Employment.

Unless Company policy or the Committee otherwise provides, the employment relationship covered under an Award shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (ii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee on an approved leave of absence, continued vesting of a participant’s Award while on leave may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall a Stock Option be exercised after the expiration of the term set forth in the document(s) evidencing the Award. For purposes of the Plan and any Award, if an entity ceases to be a subsidiary of the Company, termination of employment or service shall be deemed to have occurred with respect to each participant in respect of such subsidiary who does not continue as an employee or service provider in respect of the Company or another subsidiary after such event giving effect to such subsidiary’s change in status.

11.	Change of Control.

The Committee may provide for full or partial vesting and payment of a participant’s Award in the event of a Change in Control (as hereinafter defined) of the Company in its sole discretion. The term “Change of Control” shall mean the occurrence of any of the following:

(a) the acquisition by any Person (as hereinafter defined) of 50% or more of the outstanding Common Stock of the Company (the “Outstanding Company Stock”), provided that, for purposes of this Section 11(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company, or (iii) a Non-Qualifying Business Combination (as hereinafter defined); or

(b) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who had Beneficial Ownership (as hereinafter defined) of the Outstanding Company Stock immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock (a Business Combination that satisfies this exception shall be deemed to be a “Non-Qualifying Business Combination”); or

(c) individuals who, as of the Effective Date (as defined in Section 19 below) or such subsequent date as the Board may determine from time to time to be applicable for this Change of Control definition (the “Base Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this Section 11(c), any individual who becomes a director subsequent to the Base Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent

Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change of Control shall be deemed to have occurred with respect to an Award if (i) a participant is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, (ii) the participant acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (i) above in this paragraph, or (iii) treatment of an event which is otherwise a Change of Control under this Section 11 with respect to such Award would result in violation of the rules relating to “nonqualified deferred compensation plans” under Section 409A(a) of the Code.

For purposes of this definition of Change of Control, “Person” means an individual, corporation, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act or any other entity, and “Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

12.	Adjustment.

(a) The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Company as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(i)    proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise of any outstanding Awards, (E) the performance standards appropriate to any outstanding Awards, and/or (F) the number of shares reserved for issuance as set forth in Section 4(a) above.

(ii)    in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

(b) The Committee shall value Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Stock Options, SARs or similar rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected participant.

(c) In any of the events described in this Section 12, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the participant to realize the Awards intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 12(a)(i) above shall nevertheless be made.

13.	Nontransferability.

Each Award made under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at its discretion, the Committee may permit the donative transfer of any Award under the Plan (other than an Incentive Stock Option) by the participant subject to such terms and conditions as may be established by the Committee.

14.	Taxes.

The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice, and the Company may defer making payment or delivery as to any Award, if any such tax is payable until indemnified to its satisfaction. At the discretion of the Committee, a participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld. Notwithstanding the foregoing, any fractional share under an Award shall be applied toward tax withholding.

15.	Duration, Amendment and Termination.

No Award shall be made after May 12, 2015; provided, however, that the terms and conditions applicable to any Award granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the participant, or such other person as may then have an interest therein. The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant’s consent. No material amendment of the Plan shall be made without stockholder approval consistent with the Exchange’s listing requirements.

16.	Fair Market Value.

The “Fair Market Value” of a share of the Common Stock for a given date for purposes of the Plan means (i) the last reported closing price for a share of Common Stock on the Exchange, (ii) in the absence of reported sales on the Exchange on a given date, the closing price of the Exchange on the last date on which a sale occurred prior to such date; or (iii) if the Common Stock is no longer publicly traded on the Exchange, the value determined in good faith by the Committee. Notwithstanding the foregoing, the Committee may determine the Fair Market Value at any time in such other manner as the Committee may deem equitable or as required by applicable law or regulation.

17.	Other Provisions.

(a) Awards shall be evidenced by a written agreement between the Company and a participant setting forth such terms, conditions and restrictions as the Committee determines appropriate (whether or not applicable to

Awards granted to other participants), including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of benefits (including Change of Control), forfeiture of Awards in the event of termination of employment shortly after exercise or vesting, or breach of non-competition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

(b) In the event any benefit under the Plan is granted to a participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(c) The Committee, in its sole discretion, may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an Award under the Plan credited to a deferred compensation or stock unit account established on the participant’s behalf by the Committee.

(d) A participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan. Payments and other benefits received by a participant under a benefit made pursuant to the Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee retirement or welfare benefit plans or arrangements, if any, provided by the Company or any subsidiary or affiliate, except where the Board or Committee expressly otherwise provides or authorizes in writing. Awards may be made in addition to, in combination with, as alternatives to or in payment of commitments under any other plans or arrangements of the Company or its subsidiaries.

18.	Governing Law, Construction and Severability.

The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws). If a court of competent jurisdiction holds any provision hereunder invalid and unenforceable, the remaining provisions of the Plan will continue in effect. It is the intent of the Company that the benefits and transactions permitted by benefits be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the agreements reflecting the benefits, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant or other person for Section 16 consequences of benefits or events in connection with a benefit if a benefit or related event does not so qualify.

19.	Stockholder Approval.

The Plan was adopted by the Board on May 12, 2005, subject to the approval by the affirmative vote of the holders of a majority of the votes cast at the next annual meeting of stockholders, and will become effective on the date of such stockholder approval. The Plan and any Awards granted hereunder shall be null and void if such stockholder approval is not obtained.

20.	Predecessor Plan.

Subject to stockholder approval of the Plan as provided in Section 19, the Plan shall serve as the successor to the 1994 Stock Incentive Plan of the Company, as may have been amended, restated or otherwise modified prior to the Effective Date (the “Predecessor Plan”). All stock options granted under the Predecessor Plan shall be treated as Awards under the Plan and be governed by the terms and conditions of the Plan. No further stock options will be granted under the Predecessor Plan.

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN VANGUARD CORPORATION

June 9, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 and 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect seven directors for the ensuing year:

`

`

`

NOMINEES:

`FOR ALL NOMINEES

` WITHHOLD AUTHORITY FOR ALL NOMINEES

` FOR ALL EXCEPT

(See instructions below)

` Jay R. Harris

` Herbert A. Kraft

` John B. Miles

` Carl R. Soderlind

` Irving J. Thau

` Eric G. Wintemute

` Glenn A. Wintemute

FOR AGAINST

ABSTAIN

2. Ratify the appointment of BDO Seidman, LLP as independent auditors for the year ended December 31, 2005.

3. Act upon a proposal to approve the Amended and Restated American Vanguard Corporation 1994 Stock Incentive Plan; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

`

`

`

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ”FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

`

Signature of Shareholder        Date:         Signature of Shareholder         Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1250

Newport Beach, California 92660

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Undersigned hereby appoints ERIC G. WINTEMUTE and JAMES A. BARRY as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse, all the shares of common stock of American Vanguard Corporation held of record by the Undersigned on May 6, 2005, at the Annual Meeting of Shareholders, to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on June 9, 2005, or at any adjournment thereof.

(Continued and to be signed on the reverse side)